Exhibit 10.1

Arconic Inc.
390 Park Avenue
New York, NY 10022

December 19, 2017

Elliott Associates, L.P.
40 West 57th Street
New York, NY 10019

Re:	Appointment of Replacement Director

Ladies and Gentlemen:

Reference is made to the Settlement Agreement, dated as of May 22, 2017, by and among Arconic Inc., a Pennsylvania corporation (the “Company”), Elliott Associates, L.P., a Delaware limited partnership (“Elliott Associates”), Elliott International L.P., a Cayman Islands limited partnership (“Elliott International”) and Elliott International Capital Advisors Inc., a Delaware corporation (“EICA” and collectively with Elliott Associates and Elliott International, “Elliott”; each of Elliott Associates, Elliott International and EICA is an “Elliott Party”) (the “Settlement Agreement”).

In connection with the resignation of Patrice Merrin as a member of the Company’s Board of Directors (the “Board”), Elliott and the Company have agreed that Dave Miller (the “New Director”) will be appointed to fill the vacancy resulting from such designation, in satisfaction of Elliott’s right to designate a replacement pursuant to paragraph 5 of the Settlement Agreement. The New Director will be deemed an “Elliott Nominee” as defined in, and for purposes of, the Settlement Agreement. Notwithstanding anything to the contrary contained in the Settlement Agreement, subject to the next sentence, the Board and the Governance and Nominating Committee of the Board agree to nominate and recommend (and not change such recommendation in a manner adverse to the New Director unless required to do so by the Board’s fiduciary duty) that the Company’s shareholders vote in favor of the New Director or, subject to the Board’s prior approval in its sole discretion (acting in good faith), another designee of Elliott (and who, subject to such approval, for purposes of this letter agreement shall be deemed to be the “New Director”) for re-election at the Company’s 2018 annual meeting of shareholders (the “2018 Annual Meeting”), and the Company agrees to use its reasonable best efforts to cause the re-election of the New Director to the Board at the 2018 Annual Meeting and otherwise support the New Director for re-election at the 2018 Annual Meeting in a manner no less rigorous and favorable than the manner in which the Company supports its other nominees. Until such time as the Elliott Parties and their controlling and controlled Affiliates’ aggregate beneficial ownership decreases to less than 5.0% of the Company’s outstanding common stock, if the Board or the Governance and Nominating Committee of the Board determine not to nominate and recommend the New Director for re-election at any subsequent annual meeting of the Company’s shareholders after the 2018 Annual Meeting, the Company shall provide notice of such determination to Elliott no less than thirty (30) days prior to the deadline (pursuant to the certificate of incorporation of the Company, its bylaws, or otherwise) for shareholders to nominate a Person for election as a director at such annual meeting of the Company’s shareholders.

Elliott hereby acknowledges that it and its Affiliates (as defined in the Settlement Agreement; provided that for purposes of this Agreement and the Settlement Agreement the Company and its subsidiaries shall not be deemed to be Affiliates of Elliott) are aware that United States securities laws may restrict any person who has material, non-public information about a company from purchasing or selling any securities of such company while in possession of such information. Elliott shall, and shall cause its Affiliates to, purchase and sell securities of the Company only in compliance with such securities laws.

Elliott also acknowledges that at all times while serving as a member of the Board, the New Director, solely in his individual capacity, will be required to comply with all policies, procedures, processes, codes, rules, standards and guidelines applicable to all non-executive members of the Board as currently in effect, with such changes (or such successor policies) as are applicable to all other directors and as are not disproportionately targeted towards the New Director (“Board Policies”). Notwithstanding the foregoing, for so long as the New Director is on the Board, (i) Elliott and its Affiliates shall not be subject to any trading policy, equity ownership guidelines (including with respect to the use of Rule 10b5-1 plans and preclearance or notification to the Company of any trades in the Company’s securities) or similar Board Policies with respect to the trading of securities of the Company, in each case other than with respect to the New Director solely in his or her individual capacity and except that Elliott agrees to refrain from trading securities of the Company during any period that directors of the Company are prohibited from trading such securities under the Company’s Insider Trading Policy, and (ii) no Board Policy shall be violated by the New Director receiving indemnification and/or reimbursement of expenses from Elliott or any of its Affiliates, provided that the New Director neither accepts nor receives any compensation from Elliott or any of its Affiliates with respect to the New Director’s service or action as a director of the Company.

Notwithstanding the foregoing, Elliott acknowledges and agrees that at all times while the New Director is serving as a member of the Board, Elliott shall not, and shall cause its Affiliates not to, directly or indirectly, without the prior written consent of the Board, (x) engage in (1) short sales of Company securities or (2) derivative transactions in Company securities, or (y) purchase or use financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds) that include or reference Company securities and are designed to hedge or offset any decrease in the market value of Company securities; for the avoidance of doubt, (i) with respect to “long” derivative securities held by Elliott whether owned as of the date of this Agreement or acquired subsequent hereto, clause (x)(2) shall not restrict the acquisition, sale, closing or settlement of such “long” derivative securities and (ii) the purchase or use of a financial instrument that is based on an index that includes a broad range of equity securities shall not be deemed to violate clause (y). Notwithstanding anything herein to the contrary, in the case of any Board Policies, it is agreed that any such Board Policies in effect from time to time that purport to impose terms inconsistent with this letter agreement shall not apply to Elliott or its Affiliates to the extent inconsistent with the express terms of this letter agreement (but shall otherwise be applicable to the New Director in his or her individual capacity).

In conjunction with this letter agreement, the parties are entering into a confidentiality agreement regarding any non-public information that may be received by Elliott following the appointment of the New Director to the Board.

In addition, when the Company nominates the New Director for election as a director at the 2018 Annual Meeting or any subsequent annual meeting, the Company agrees (a) to accept a director nominee representation and agreement submitted by the New Director in a form substantially identical to the director nominee representation and agreement that is being delivered in conjunction with this letter agreement and (b) to waive Article II, Section 5(D), of the Company’s bylaws to the extent inconsistent with such director nominee representation and agreement submitted by the New Director in connection with the 2018 Annual Meeting or any subsequent annual meeting.

The provisions of paragraphs 16, 17 (other than clause (e) thereof), 18, 20, 22, 23, 24, 25, 26 (other than the first sentence thereof) and 27 of the Settlement Agreement shall apply mutatis mutandis to this letter agreement (provided that for purposes of this agreement, paragraph 26 of the Settlement Agreement shall be deemed to refer to this letter agreement, the Settlement Agreement and the 2016 Agreement (as defined in the Settlement Agreement) as containing the entire understanding of the parties with respect to its current subject matter and, in the event of any inconsistency between this letter agreement and such other agreements, this letter agreement shall control).

[Signature page follows]

Please confirm your agreement with the foregoing by signing and returning this letter agreement to the undersigned, whereupon this letter agreement shall become a binding agreement between Elliott and the Company.

ARCONIC INC.

By:	/s/ John C. Plant
Name: John C. Plant
Title: Chairman

Accepted and agreed as of the date first written above:

ELLIOTT ASSOCIATES, L.P.

By:	Elliott Capital Advisors, L.P.,
its General Partner

By:	Braxton Associates, Inc.
its General Partner

By:	/s/ Elliot Greenberg
	Name:	Elliot Greenberg
	Title:	Vice President

ELLIOTT INTERNATIONAL, L.P.

By:	Elliott International Capital Advisors Inc.,
as Attorney-in-Fact

By:	/s/ Elliot Greenberg
	Name:	Elliot Greenberg
	Title:	Vice President

ELLIOTT INTERNATIONAL CAPITAL ADVISORS INC.

By:	/s/ Elliot Greenberg
	Name:	Elliot Greenberg
	Title:	Vice President

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